Exhibit 2.1

Electronic Articles of Incorporation	P25000021875
For	FILED
April 07, 2025
Sec. Of State
kcostello

INDICIA CORPORATION

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

INDICIA CORPORATION

Article II

The principal place of business address:

3762 ROSCOMMON DR

137

ORMOND BEACH, FL. 32174

The mailing address of the corporation is:

3762 ROSCOMMON DR

137

ORMOND BEACH, FL. 32174

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100000000

Article V

The name and Florida street address of the registered agent is:

JAMES S BYRD

3762 ROSCOMMON DR

137

ORMOND BEACH, FL. 32174

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JAMES S BYRD

P25000021875
FILED
April 07, 2025
Sec. Of State
Article VI	kcostello

The name and address of the incorporator is:

JAMES BYRD

3762 ROSCOMMON DR

137

ORMOND BEACH FL 32174

Electronic Signature of lncorporator: JAMES BYRD

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain “active” status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P,D

JIM BYRD

3762 ROSCOMMON DR STE 137

ORMOND BEACH, FL. 32174

Title: ST,D

DOUGLAS S HACKETT

3762 ROSCOMMON DR STE 137

ORMOND BEACH, FL. 32174